Exhibit 10.1

FORM OF ADVISORY AGREEMENT

AMONG

RREEF AMERICA PROPERTY INCOME TRUST, INC.,

RREEF AMERICA PROPERTY INCOME OPERATING PARTNERSHIP, LP,

AND

RREEF AMERICA L.L.C.

TABLE OF CONTENTS

1.	Definitions	1
2.	Appointment	6
3.	Duties of the Advisor	6
4.	Authority of Advisor	10
5.	Sub-Advisors	10
6.	Bank Accounts	11
7.	Records; Access	11
8.	Limitations on Activities	11
9.	Other Activities of the Advisor	11
10.	Relationship with Directors	12
11.	Advisory Fee	12
12.	Expenses	13
13.	Other Services	15
14.	Reimbursement to the Advisor	15
15.	Relationship of the Parties	16
16.	Term of Agreement	16
17.	Termination by the Parties	16
18.	Assignment to an Affiliate	16
19.	Payments to and Duties of Advisor Upon Termination	16
20.	Indemnification by the Company and the Operating Partnership	17
21.	Indemnification by Advisor	17
22.	Non-Solicitation	17
23.	Miscellaneous	18
24.	Initial Investment	19

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ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Agreement”), dated as of the          day of                 , 2012 and effective as of the date the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the “Effective Date”), is by and among RREEF America Property Income Trust, Inc., a Maryland corporation (the “Company”), RREEF America Property Income Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and RREEF America L.L.C., a Delaware limited liability company (collectively, the “Parties”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.

W I T N E S S E T H

WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code;

WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct all of its business and make all or substantially all Investments through the Operating Partnership;

WHEREAS, the Company and the Operating Partnership previously desire to avail themselves of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

Acquisition Expenses. Any and all expenses incurred by the Company, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, evaluation, structuring, acquisition, origination or development of any Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, and the costs of performing due diligence.

Advisor. RREEF America L.L.C., a Delaware limited liability company, any successor advisor to the Company, the Operating Partnership or any Person to which RREEF America L.L.C. or any successor advisor subcontracts substantially all of its functions. Notwithstanding the foregoing, a Person hired or retained by RREEF America L.L.C. to perform sub-advisory or property management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all of the functions of RREEF America L.L.C. with respect to the Company or the Operating Partnership as a whole shall not be deemed to be an Advisor.

Advisory Fee. The fee payable to the Advisor pursuant to Section 11.

Affiliate or Affiliated. With respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10.0% or more of the outstanding voting securities of such other Person; (ii) any Person 10.0% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Annual Total Return. As further described in Section 11, the investment return provided to Stockholders, which shall be calculated independently for the Class A Shares and the Class B Shares and shall be equal to, for all such Shares outstanding during the calendar year (or such other applicable period), (i) distributions declared and accrued per Class A Share or Class B Share over the calendar year (or such other applicable period) plus (ii) change in Class A NAV per Class A Share or Class B NAV per Class B Share over the calendar year (or such other applicable period).

Articles of Incorporation. The Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.

Average Invested Assets. For a specified period, the average of the aggregate book value of the Investments before deducting reserves for depreciation, amortization, bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each month during such period.

Board. The board of directors of the Company, as of any particular time.

Business Day. Any day the New York Stock Exchange is open for trading.

Bylaws. The bylaws of the Company, as amended from time to time.

Cause. With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor in connection with performing its duties hereunder.

Change of Control. Any event (including, without limitation, issue, transfer or other disposition of shares of capital stock of the Company or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company or the Operating Partnership representing greater than 50% or more of the combined voting power of Company’s or the Operating Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares.

Class A NAV. The portion of the NAV allocable to Class A Shares, calculated pursuant to the Valuation Guidelines.

Class A Shares. Shares of the Company’s $0.01 par value common stock that have been designated as Class A.

Class A Stockholders. The record holders of the Class A Shares as maintained in the books and records of the Company or its transfer agent.

Class B NAV. The portion of the NAV allocable to Class B Shares, calculated pursuant to the Valuation Guidelines.

Class B Shares. Shares of the Company’s $0.01 par value common stock that have been designated as Class B.

Class B Stockholders. The record holders of the Class B Shares as maintained in the books and records of the Company or its transfer agent.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Company. Company shall have the meaning set forth in the preamble of this Agreement.

Dealer Manager. SC Distributors, LLC, or such other Person or entity selected by the Board to act as the dealer manager for an Offering.

Dealer Manager Fee. The dealer manager fee payable to the Dealer Manager as described in the Prospectus.

Director. A member of the Board.

Distribution Fee. The distribution fee payable to the Dealer Manager with respect to the Class A Shares and reallowable to Participating Broker-Dealers with respect to Class A Shares sold by them as described in the Prospectus.

Distributions. Any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Effective Date. Effective Date shall have the meaning set forth in the preamble of this Agreement.

Excess Amount. Excess Amount shall have the meaning set forth in Section 14.

Expense Year. Expense Year shall have the meaning set forth in Section 14.

Fixed Component. The non-variable component of the Advisory Fee as described in Section 11(b).

GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time.

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, any due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds from the sale of Class A Shares, the purchase price of any Class A Share for which reduced Selling Commissions are paid to the Dealer Manager or a Participating Broker-Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Class A Share pursuant to the Prospectus for such Offering without reduction.

Independent Director. Independent Director shall have the meaning set forth in the Articles of Incorporation.

Independent Valuation Advisor. A firm that is (i) engaged to a substantial degree in the business of conducting appraisals on commercial real estate properties, (ii) not affiliated with the Advisor and (iii) engaged by the Company with the approval of the Board to appraise the Real Properties pursuant to the Valuation Guidelines.

Initial Investment. Initial Investment shall have the meaning set forth in Section 24.

Investment Company Act. The Investment Company Act of 1940, as amended.

Investment Guidelines. The investment guidelines adopted by the Board, as amended from time to time, pursuant to which the Advisor has discretion to acquire and dispose of Investments for the Company without the prior approval of the Board.

Investments. Any investments by the Company or the Operating Partnership in Real Property and Real Estate Related Assets.

Joint Ventures. The joint venture or partnership arrangements (other than with the Operating Partnership and including in the form of limited liability companies) in which the Company or any of its subsidiaries is a co-venturer, general partner, limited partner or otherwise, which are established to acquire or hold Investments.

Loans. Any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.

NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, and in effect on the Effective Date.

NAV. The Company’s net asset value, calculated pursuant to the Valuation Guidelines.

Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets.

Offering. Any public offering of Shares pursuant to an effective registration statement filed under the Securities Act, other than a public offering of Shares under a distribution reinvestment plan and Shares offered under any employee benefit plan.

Operating Partnership. Operating Partnership shall have the meaning set forth in the preamble of this Agreement.

Operating Partnership Agreement. The Limited Partnership Agreement of the Operating Partnership, as amended from time to time.

Organizational and Offering Expenses. All expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration of, and subsequently offering and distributing to the public, its Shares, whether incurred before or after the date of this Agreement, which may include but are not limited to: total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); expenses for printing, engraving and mailing; salaries of employees while engaged in sales activity; all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings); charges of transfer agents, registrars, trustees, escrow holders, depositories and experts; and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants’ and attorneys’ fees and expenses.

Participating Broker-Dealers. Broker-dealers who are members of the Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker-dealer or other agreements with the Dealer Manager to sell Shares in an Offering.

Performance Component. The variable component of the Advisory Fee as described in Section 11(b).

Person. An individual, corporation, business trust, estate, trust, partnership, joint venture, limited liability company or other legal entity.

Priority Return Percentage. Priority Return Percentage shall have the meaning set forth in Section 11(c).

Prospectus. A “Prospectus” under Section 2(10) of the Securities Act, including a preliminary Prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities of the Company to the public.

Real Estate Equity Securities. Equity securities such as common stocks, preferred stocks and convertible securities of public or private real estate companies.

Real Estate Loans. Any indebtedness or obligations in respect of borrowed money backed principally by real estate, such as mortgage, mezzanine, bridge and other loans on Real Property and debt securities, such as collateralized mortgage backed securities and other debt securities.

Real Estate Related Assets. Any investments by the Company or the Operating Partnership in Real Estate Loans and Real Estate Equity Securities.

Real Property. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures or equipment located on or used in connection with land and rights or interests in land owned from time to time by the Company, the Operating Partnership or subsidiary thereof, either directly or through Joint Ventures.

Registration Statement. The registration statement on Form S-11, as may be amended from time to time, of the Company filed with the Securities and Exchange Commission related to the registration of the Shares for the Company’s initial Offering.

REIT. A “real estate investment trust” under Sections 856 through 860 of the Code or as may be amended.

Securities Act. The Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Selling Commission. That percentage of Gross Proceeds from the sale of Class A Shares in the Offering payable to the Dealer Manager and reallowable to Participating Broker-Dealers with respect to Class A Shares sold by them as described in the Prospectus.

Shares. The Class A Shares and Class B Shares.

Stockholders. The Class A Stockholders and Class B Stockholders.

Sub-Advisor. Sub-Advisor and Sub-Advisors shall have the meaning set forth in Section 5.

Termination Date. The date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.

Total Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the operation of the Company or its business, including the Advisory Fee, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of securities, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition fees and Acquisition Expenses, (vii) real estate commissions on the sale of Real Property, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgages or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

2%/25% Guidelines. 2%/25% Guidelines shall have the meaning set forth in Section 14.

Valuation Guidelines. The valuation guidelines adopted by the Board, as amended from time to time.

2. APPOINTMENT. The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment. By accepting such appointment, the Advisor acknowledges that it has a contractual and fiduciary responsibility to the Company and the Stockholders.

3. DUTIES OF THE ADVISOR. The Advisor undertakes to use its commercially reasonable efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide the Company and the Operating Partnership with a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Company’s most recent Prospectus for the Shares, the Articles of Incorporation and Bylaws and the Operating Partnership Agreement, the Advisor shall, either directly or indirectly by engaging a duly qualified Affiliate of the Advisor or a duly qualified third party:

(a) consult with the officers of the Company and the Board and assist the Board in the formulation and implementation of the Company’s financial, investment, valuation and other policies;

(b) find, evaluate, present and recommend to the Company investment opportunities consistent with the Company’s Investment Guidelines, policies and objectives;

(c) serve as the Company’s and the Operating Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Company’s and the Operating Partnership’s Investments and investment policies;

(d) determine the proper allocation of the Company’s and the Operating Partnership’s Investments among (i) Real Property, (ii) Real Estate Equity Securities, (iii) Real Estate Loans and (iv) cash and cash equivalents and other short-term investments;

(e) select Joint Venture partners and service providers for the Company, such as the Company’s transfer agent and fund accountant, structure corresponding agreements and oversee and monitor these relationships;

(f) provide the daily management of the Company and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Company and the Operating Partnership;

(g) subject to the provisions of Section 4 hereof, (i) to the extent within the Advisor’s authority as set forth in the Investment Guidelines, identify, analyze and complete acquisitions and dispositions of Investments; (ii) to the extent outside the Advisor’s authority as set forth in the Investment Guidelines, identify, analyze and recommend acquisitions and dispositions of Investments to the Board and complete such transactions on behalf of the Company and the Operating Partnership in accordance with the direction of the Board; (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, Investments; (v) enter into leases and service contracts for Investments and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Investments, including the servicing of mortgages and selecting, engaging and supervising the performance of third party property managers and leasing agents for property management and leasing services; (vi) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives; (vii) review and analyze each Property’s operating and capital budget; and (viii) to the extent necessary, perform all other operational functions for the maintenance and administration of such Investments;

(h) oversee recruitment and hiring of personnel who will have direct responsibility for the operations of each Real Property acquired by the Company, which may include, but is not limited to, on-site managers and building and maintenance personnel, and direct and establish policies for such personnel;

(i) investigate, select, and, on behalf of the Company and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including, but not limited to, entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing;

(j) arrange and secure on behalf of the Company and the Operating Partnership with banks or lenders for Loans to be made to the Company and the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Operating Partnership;

(k) monitor the operating performance of the Investments and provide periodic reports to the Board with respect thereto, including comparative information with respect to such operating performance and budgeted or projected operating results, and prepare and review on the Company’s behalf, with the participation of one designated principal executive officer and principal financial officer of the Company to the extent required by applicable rule or regulation, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies;

(l) from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

(m) oversee, manage and provide input with respect to the calculation, at the end of each Business Day, of the Class A NAV and Class B NAV by the fund accountant, or otherwise as provided in the Valuation Guidelines, and in connection therewith, obtain appraisals performed by an Independent Valuation Advisor and other independent third party appraisal firms concerning the value of the Real Properties;

(n) provide input in connection with the valuations performed by the Independent Valuation Advisor, including periodic asset and portfolio level information with respect to the Company’s Real Property and Real Estate Related Assets;

(o) monitor the Company’s Real Property and Real Estate Related Assets for events that may be expected to have a material impact on the most recent estimated values provided by the Independent Valuation Advisor and notify the Independent Valuation Advisor with respect to such events;

(p) if deemed appropriate by the Advisor, select and manage other independent valuation experts to provide valuation services with respect to the Real Estate Related Assets and other Investments that are not subject to the appraisals conducted by the Independent Valuation Advisor;

(q) monitor the Independent Valuation Advisor’s valuation process to ensure that it complies with the Company’s valuation guidelines and report on such compliance to the Board on a quarterly basis;

(r) deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with the investments in any Real Property;

(s) provide the Company and the Operating Partnership with all necessary cash management services;

(t) arrange, negotiate, coordinate and manage operations of any Joint Venture interests held by the Company or the Operating Partnership and conduct all matters with any Joint Venture partners;

(u) communicate on the Company’s or the Operating Partnership’s behalf with the respective holders of any of the Company’s or the Operating Partnership’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

(v) evaluate and recommend to the Board hedging strategies and modifications thereto in effect and cause the Company to engage in overall hedging strategies consistent with the Company’s status as a REIT and with the Company’s investment policies approved by the Board;

(w) advise the Company regarding the maintenance of the Company’s exemption from the Investment Company Act and monitor compliance with the requirements for maintaining an exemption from such act;

(x) advise the Company regarding the Company’s ability to elect REIT status, and thereafter maintenance of the Company’s status as a REIT, and monitor compliance with the various REIT qualification tests and other rules set out in the Code and the regulations promulgated thereunder;

(y) take all necessary actions to enable the Company and the Operating Partnership to make required tax filings and reports, including soliciting Stockholders for required information to the extent provided by the REIT provisions of the Code;

(z) invest or reinvest any money of the Company or the Operating Partnership (including investing in short-term investments pending investment in long-term Investments, payment of fees, costs and expenses, or payments of distributions to the Stockholders and the Operating Partnership’s partners), and advise the Company and the Operating Partnership as to the Company’s or the Operating Partnership’s respective capital structure and capital raising;

(aa) cause the Company and the Operating Partnership to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT provisions of the Code and to conduct compliance reviews thereto, as required;

(bb) cause the Company and the Operating Partnership to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(cc) assist the Company in maintaining the registration of the Shares under federal and state securities laws and complying with all federal, state and local regulatory requirements applicable to the Company in respect of the Offering and the Company’s business activities (including the Sarbanes-Oxley Act of 2002, as amended), including preparing or causing to be prepared all supplements to the Prospectus, post-effective amendments to the registration statement for any Offering and financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Act and the Securities Exchange Act of 1934, as amended;

(dd) handle and resolve all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company and the Operating Partnership may be involved or to which the Company and the Operating Partnership may be subject, arising out of the Company’s or the Operating Partnership’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board;

(ee) use commercially reasonable efforts to cause expenses incurred by or on behalf of the Company and the Operating Partnership to be reasonable or customary and within any budgeted parameters or expense guidelines set by the Board from time to time;

(ff) arrange for (1) the disposal of Real Properties and (2) the sale or disposition of Real Estate Related Assets on the Company’s behalf in compliance with the Company’s investment objectives and policies as stated in the Company’s most recent Prospectus for Shares;

(gg) perform such other services as may be required from time to time for the management and other activities relating to the Company’s and the Operating Partnership’s respective business and assets as the Board shall reasonably request or the Advisor shall deem appropriate under the particular circumstances; and

(hh) use commercially reasonable efforts to cause the Company and the Operating Partnership to comply with all applicable laws.

4. AUTHORITY OF ADVISOR.

(a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 8), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Advisor the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Advisor, may be necessary or advisable in connection with the Advisor’s duties described in Section 3, including the making of any Investment that fits within the Company’s investment objectives, strategy and guidelines, policies and limitations and within the discretionary limits and authority as granted to the Advisor from time to time by the Board.

(b) Notwithstanding the foregoing, any investment in an Investment that does not fit within the Investment Guidelines will require the prior approval of the Board or any duly authorized committee of the Board, as the case may be.

(c) If a transaction requires approval by the Directors, the Advisor will deliver to the Directors all documents and other information required by them to properly evaluate the proposed transaction.

(d) The prior approval of a majority of the Independent Directors not otherwise interested in the transaction and a majority of the Directors not otherwise interested in the transaction will be required for each transaction to which the Advisor or its Affiliates is a party.

(e) The Board may, at any time upon the giving of notice to the Advisor, amend the Investment Guidelines or modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor or such later date as is specified by the Board and included in the notice provided to the Advisor and such modification or revocation shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification, or if later, the effective date of such modification or revocation specified by the Board.

5. SUB-ADVISORS. The Advisor is hereby authorized to enter into one or more sub-advisory agreements with other investment advisors, including any Affiliate of the Advisor (each, a “Sub-Advisor”), pursuant to which the Advisor may obtain the services of the Sub-Advisor(s) to assist the Advisor in fulfilling any of its responsibilities hereunder, subject to the oversight of the Advisor and the Board.

(a) The Advisor and not the Company shall be responsible for any compensation payable to any Sub-Advisor. Notwithstanding the foregoing, the Company shall reimburse the Advisor for any expenses properly incurred by the Sub-Advisor, to the extent such expenses would be reimbursable if incurred by the Advisor pursuant to the terms of Section 11 hereof, in order for the Advisor to timely reimburse the Sub-Advisor for such out-of-pocket costs.

(b) Any sub-advisory agreement entered into by the Advisor shall be in accordance with the requirements of the Articles of Incorporation and other applicable federal and state laws and regulations.

6. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Company and the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render, upon request by the Board, its audit committee or the auditors of the Company, appropriate accountings of such collections and payments to the Board, its audit committee and the auditors of the Company, as applicable.

7. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

8. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Shares or its other securities or (d) not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and members, and partners, directors, officers, members and stockholders of the Advisor’s Affiliates shall not be liable to the Company or to the Board or Stockholders for any act or omission by the Advisor, its directors, officers, employees, or members, and partners, directors, officers, members or stockholders of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Section 21 of this Agreement.

9. OTHER ACTIVITIES OF THE ADVISOR.

(a) Relationship. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into joint ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such joint ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service. For the avoidance of doubt, it is understood that neither the Company nor the Board has the authority to determine the salary, bonus or any other compensation paid by the Advisor to any director, officer, member, partner, employee, or stockholder of the Advisor or its Affiliates, including any person who is also a director or officer employee of the Company.

(b) Time Commitment. The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company such time as shall be reasonably necessary to conduct the business and affairs of the Company in an appropriate manner consistent with the terms of this Agreement. The Company acknowledges that the Advisor and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Company and may provide services to Persons other than the Company or any of its Affiliates.

(c) Investment Opportunities. The Advisor shall use its commercially reasonable efforts to present to the Company and the Operating Partnership a number of potential investment opportunities appropriate for the portfolio of the Company and the Operating Partnership consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company or the Operating Partnership even if the opportunity is of a character that, if presented to the Company or the Operating Partnership, could be taken by the Company or the Operating Partnership. In the event an investment opportunity is located, the allocation method set forth in the most recent Prospectus for Shares shall govern the allocation of the opportunity among the Company and the Operating Partnership, on the one hand, and other competing investment entities, on the other hand, and the Advisor shall use its best efforts to apply such allocation method fairly to the Company; provided any changes to the allocation method shall be presented in advance and approved by the Board, including a majority of the Independent Directors. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated of which is has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and the Operating Partnership and its obligations to or its interest in any other Person. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance.

10. RELATIONSHIP WITH DIRECTORS AND OFFICERS. Subject to Section 8 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, managers, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parent of an Affiliate, may serve as a Director or officer of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than (a) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board or (b) as otherwise approved by the Board, including a majority of the Independent Directors, and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Articles of Incorporation.

11. ADVISORY FEE.

(a) The Advisor shall receive the Advisory Fee as compensation for services rendered hereunder. The Advisor is not entitled to acquisition, disposition or financing fees.

(b) The Advisory Fee will be comprised of two separate components: (1) a fixed component in an amount equal to 1/365th of 1.0% of NAV for each day (the “Fixed Component”); and (2) a performance component (the “Performance Component”) that is paid annually and calculated based on the Annual Total Return allocable to each class of shares of the Company’s common stock.

(c) The Performance Component will not be paid with respect to the Class A Shares or the Class B Shares, each of which is evaluated independently when calculating the Performance Component, for any calendar year in which the Annual Total Return allocable to the applicable class expressed as a percentage of Stockholders’ invested capital as of the last Business Day of such calendar year is less than or equal to 6.0% (the “Priority Return Percentage”). For each class, the dollar amount of the Performance Component will equal 25.0% of the difference between the Annual Total Return and the Priority Return Percentage allocable to Class A Shares or Class B Shares, as applicable. In no event will the Performance Component exceed 10.0% of the Annual Total Return allocable to Class A Shares or Class B Shares, as applicable, for any calendar year. If the Performance Component is payable with respect to Class A Shares or Class B Shares pursuant to this Section 11(c), the Advisor will be entitled to such payment even in the event that the Annual Total Return to Class A Stockholders or Class B Stockholders (or any particular Stockholder) expressed as a percentage on a cumulative basis over any longer or shorter period has been less than the Priority Return Percentage. The Advisor shall not be obligated to return any portion of any Advisory Fee paid based on the Company’s subsequent performance. The Performance Component may be earned in a given period for one or more of the Company’s classes of common stock.

(d) The Advisor shall, on a daily basis, (i) accrue a liability reserve account equal to the amount due for both the Fixed Component and the Performance Component, such accrual to be reflected in the NAV per share calculations for such day; and (ii) calculate the Annual Total Return allocable to Class A Shares and Class B Shares, prorated as of the end of such day and, based on such calculation, adjust the balance of liability reserve accrual to reflect the estimated amount due on account of the Performance Component.

(e) The Advisory Fee is payable in cash. The Fixed Component will accrue daily and is payable monthly in arrears (after the close of business and NAV calculations for the last Business Day for such month). The Performance Component for each calendar year for which the fee is payable shall be paid on or before the earlier of (i) promptly after the audited financial statements for such calendar year become available or (ii) March 15 of the year following such calendar year, provided that if this Agreement terminates or its term expires without renewal prior to December 31 of any calendar year, then the Performance Component for such partial year shall be payable promptly after the Company files its unaudited financial statements on Form 10-Q for the quarter that includes the Termination Date, but in no event later than March 15 of the year following the partial year for such quarterly unaudited financial statements. The Performance Component shall be payable for each calendar year in which this Agreement is in effect, even if the Agreement is in effect for less than a full calendar year.

(f) In the event this Agreement is terminated or its term expires without renewal, the Advisory Fee will be calculated and due and payable after the calculation of NAV on the Termination Date. If the Advisory Fee is payable with respect to any partial calendar month or calendar year (a “Partial Period”), the Fixed Component will be prorated based on the number of days during such Partial Period and the Performance Component will be calculated based on the Annual Total Return achieved for such Partial Period.

(g) In the event the Company or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Company will pay the Advisor the Fixed Component from the proceeds of the liquidation and the Performance Component will be calculated at the end of the liquidation period prior to the distribution of the liquidation proceeds to the Stockholders.

12. EXPENSES.

(a) As required by the NASAA REIT Guidelines, the cumulative Selling Commissions, Dealer Manager Fees, Distribution Fees and Organizational and Offering Expenses paid by the Company will not exceed 15.0% of Gross Proceeds from the sale of Shares in the Offering.

(b) In addition to the compensation paid to the Advisor pursuant to Section 11 hereof, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement, including, but not limited to:

(i) Organizational and Offering Expenses; provided that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company to the extent the Organizational and Offering Expenses, Selling Commissions, Dealer Manager Fees and Distribution Fees borne by the Company exceed 15.0% of the Gross Proceeds raised in the completed Offering;

(ii) Acquisition Expenses incurred in connection with the selection and acquisition of Investments, including such expenses incurred related to assets pursued or considered but not ultimately acquired by the Company, subject to limitations set forth in the Articles of Incorporation;

(iii) the actual cost of goods, services and materials used by the Company and obtained from Persons not affiliated with the Advisor, including property management and leasing services;

(iv) interest and other costs for borrowed money, including discounts, points and other similar fees;

(v) taxes and assessments on income or property, taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business, assets or income;

(vi) costs associated with insurance required in connection with the business of the Company or by the Board;

(vii) expenses of managing, improving, developing, operating and selling Investments, whether payable to the Advisor, an Affiliate of the Advisor or a non-affiliated Person including wages and salaries and other personnel related expenses of all on-site and off-site employees of the Advisor or its Affiliate who are engaged in the operation, management, maintenance and leasing or access control of the Investment;

(viii) all expenses in connection with payments to the Directors for attending meetings of the Board and Stockholders;

(ix) expenses associated with the issuance and distribution of Shares and other securities of the Company, such as underwriting fees, advertising expenses, legal and accounting fees, taxes and registration fees;

(x) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(xi) expenses of organizing, reorganizing, redomesticating, merging, liquidating or dissolving the Company or of amending the Articles of Incorporation or the Bylaws;

(xii) expenses incurred in connection with the formation, organization and continuation of any corporation, partnership, joint venture or other entity through which the Company’s investments are made or in which any such entity invests;

(xiii) expenses of any third-party transfer agent for the Shares and of maintaining communications with Stockholders, including the cost of the preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiv) expenses of all litigation or regulatory proceedings or investigations instituted or threatened against the Company;

(xv) administrative service expenses, including all costs incurred by the Advisor in performing the services described in Section 3 hereof, including but not limited to reasonable salaries, wages and other personnel-related expenses of all employees of the Advisor or its Affiliates who are engaged in the management, administration, operations and marketing of the Company and its business, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to their services provided hereunder, provided that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives a separate fee and provided further that personnel costs shall not be reimbursed for individuals who serve as executive officers of the Company;

(xvi) audit, accounting and legal fees and other fees or expenses associated with regulatory compliance.

(xvii) fees or expenses of third parties for services provided to the Company, including, but not limited to, the services of the Independent Valuation Advisor, third-party property managers, leasing or brokerage agents, project managers, real estate and mortgage brokers, and architectural, engineering or other consultants or third-party service providers engaged by the Advisor to assist it in performing its duties and responsibilities set forth under Section 3 hereof (except for any compensation payable to any Sub-Advisor pursuant to Section 5 hereof); and

(xviii) all fees and expenses for professional services incurred at the request, or on behalf of, the Board, the Independent Directors or any committee of the Board.

(c) Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Section 11 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company and the Operating Partnership and the calculation of the Advisory Fee during each quarter, and shall deliver such statement to the Company and the Operating Partnership within 45 days after the end of each quarter.

(d) Organizational and Offering Expenses incurred by the Advisor prior to the Effective Date shall be reimbursed by the Company to the Advisor in 60 equal monthly installments commencing with the first anniversary following the Effective Date.

13. OTHER SERVICES. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

14. REIMBURSEMENT TO THE ADVISOR. The Company shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2.0% of Average Invested Assets or 25.0% of Net Income (the “2%/25% Guidelines”) for such 12-month period unless the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors that the Independent Directors deem sufficient. If the Independent Directors do not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If the Independent Directors determine such excess was justified, then, within 60 days after the end of any fiscal quarter of the Company for which total reimbursed Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of the Independent Directors, shall cause such fact to be disclosed to the Stockholders in writing (or the Company shall disclose such fact to the Stockholders in the next quarterly report of the Company or by filing a Current Report on Form 8-K with the Securities and Exchange Commission within 60 days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such excess were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

15. RELATIONSHIP OF THE PARTIES. The Company and the Operating Partnership, on the one hand, and the Advisor on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

16. TERM OF AGREEMENT. This Agreement shall continue in force for a period of one year from the Effective Date, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Board to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

17. TERMINATION BY THE PARTIES. This Agreement may be terminated (i) at the option of either party immediately upon a Change of Control; (ii) immediately by the Company or the Operating Partnership for Cause or upon the bankruptcy of the Advisor; or (iii) upon 60 days’ written notice without Cause or penalty by a majority vote of the Independent Directors; or (iii) upon 60 days’ written notice by the Advisor. The provisions of Sections 19 through 23 survive termination of this Agreement.

18. ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate of the Advisor with the approval of a majority of the Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the consent of the Board. This Agreement shall not be assigned by the Company or the Operating Partnership without the approval of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change in Control or sale of all or substantially all the assets of the Company or the Operating Partnership, and shall likewise be binding on any successor to the Advisor.

19. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement, subject to the 2%/25% Guidelines to the extent applicable.

(b) The Advisor shall promptly upon termination:

(i) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii) deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv) cooperate with, and take all reasonable actions requested by, the Company and the Operating Partnership to provide an orderly management transition.

20. INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the Articles of Incorporation or the provisions of Section II.G of the NASAA REIT Guidelines.

21. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Advisor’s bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

22. NON-SOLICITATION. During the period commencing on the Effective Date and ending one year following the Termination Date, the Company shall not, without the Advisor’s prior written consent, directly or indirectly, (i) solicit or encourage any person to leave the employment or other service of the Advisor or its Affiliates, or (ii) hire, on behalf of the Company or any other person or entity, any person who has left the employment within the one year period following the termination of that person’s employment the Advisor or its Affiliates. During the period commencing on the date hereof through and ending one year following the Termination Date, the Company will not, whether for its own account or for the account of any other Person, intentionally interfere with the relationship of the Advisor or its Affiliates with, or endeavor to entice away from the Advisor or its Affiliates, any person who during the term of the Agreement is, or during the preceding one-year period, was a tenant, co-investor, co-developer, joint venturer or other customer of the Advisor or its Affiliates. Notwithstanding the foregoing, the provisions of this Section 22 shall not apply to any period following a termination or non-renewal of this Agreement for Cause.

23. MISCELLANEOUS.

(a) Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth herein:

To the Company or the Operating Partnership:

101 California Street

26th Floor

San Francisco, CA, 94111

Attention: James N. Carbone, Chief Executive Officer and President, RREEF

    America Property Income Trust, Inc.

and

345 Park Avenue

24th Floor

New York, NY 10154

Attention: Julianna S. Ingersoll, Chief Financial Officer, RREEF America Property

    Income Trust, Inc., and Chairman of the Audit Committee of the Board of

    Directors of RREEF America Property Income Trust, Inc.

To the Advisor:	345 Park Avenue 24th Floor New York, NY 10154 Attention: Julianna S. Ingersoll, Director and 101 California Street 26th Floor San Francisco, CA, 94111 Attention: James N. Carbone, Managing Director

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 23(a).

(b) Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

(c) Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d) Governing Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to the conflicts-of-law principles that would require the application of any other law. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

(f) Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(g) Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(h) Headings. The titles and headings of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

(i) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

24. INITIAL INVESTMENT. The Advisor or one of its Affiliates has contributed $200,000 (the “Initial Investment”) in exchange for the initial issuance of Shares of the Company. The Advisor or its Affiliates may not sell any of the Shares purchased with the Initial Investment while the Advisor acts in an advisory capacity to the Company. The restrictions included above shall not apply to any Shares acquired by the Advisor or its Affiliates other than the Shares acquired through the Initial Investment. Neither the Advisor not its Affiliates shall vote any Shares they now own, or hereafter acquire, or consent that such Shares be voted, on matters submitted to the Stockholders regarding (i) the removal of RREEF America L.L.C. or any of its Affiliates as the Advisor; (ii) the removal of any member of the Board; or (iii) any transaction by and between the Company and the Advisor, a member of the Board or any of their Affiliates.

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

RREEF America Property Income Trust, Inc.

By:
James N. Carbone
Chief Executive Officer and President

RREEF America Property Income Operating Partnership, LP

By:	RREEF America Property Income Trust, Inc., Its General Partner

By:
James N. Carbone
Chief Executive Officer and President

RREEF America L.L.C.

By:
Timothy E. Ellsworth
Managing Director

By:
W. Todd Henderson
Managing Director